Exhibit 99.2

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
David J. Gunter
Executive Vice President, Chief Financial Officer &
Chief Accounting Officer
T: (561) 682-8367
E: David.Gunter@Ocwen.com

OCWEN FINANCIAL CORPORATION ANNOUNCES
FIRST QUARTER 2010 FINANCIAL RESULTS

West Palm Beach, FL – (May 04, 2010) Ocwen Financial Corporation (“Ocwen” or the “Company”) (NYSE:OCN) today reported net income of $20.9 million or $0.20 per diluted share for the first quarter of 2010. This compares to net income of $15.1 million or $0.24 per diluted share for the first quarter of 2009. Pre-tax income from continuing operations was $31.4 million for the first quarter of 2010 as compared to pre-tax income of $23.3 million for the first quarter of 2009. The 35% improvement in pre-tax income occurred despite the absence of any revenues associated with the Company’s former Ocwen Solutions business due to the August 10, 2009 separation of Altisource Portfolio Solutions S.A.

FIRST QUARTER BUSINESS PERFORMANCE HIGHLIGHTS

•	Ocwen entered into agreements to acquire the rights to service $6.9 billion in unpaid principal balance (UPB) on March 29, 2010. The acquisitions were completed on May 3, 2010.
•
Completed modifications of 19,612 for the first quarter of 2010 exceeded the top end of our previous guidance of 12,500 to 17,500. This 25% increase over fourth quarter 2009 modifications included 6,312 HAMP modifications.

•	Margins on Income from operations and pre-tax income increased to 53% and 42%, respectively, as compared to 50% and 28% for the fourth quarter of 2009.

“The operational and financial success of our first quarter demonstrates our industry leading position as a special servicer. Our pre-tax income grew by 56% over the fourth quarter of 2009” said Ronald Faris, President of Ocwen. “At the same time, we produced 19,612 modifications, of which 6,312 were HAMP. In the April Oversight Report published by the Congressional Oversight Panel, Ocwen led the industry in the total dollars of HAMP incentives as of February 2010.”

Chairman and CEO William Erbey added, “In the process of raising equity last year, we committed to acquiring new business, increasing loan modifications and issuing TALF financing. With the completion of our recently announced acquisition, we:

•	Acquired $23.5 billion of servicing and sub-servicing over the past four quarters, one of the highest twelve-month periods ever;
•	Led the industry in HAMP modifications; and
•	Issued two TALF securities.

At present, our servicing portfolio is $55.1 billion, an increase of 35% since March 31, 2009.”

Servicing
In comparison to the first quarter of 2009, revenue was constant while operating expenses were 10% favorable as the shift towards sub-servicing reduced amortization expense by 37%. Pre-tax income for Servicing of $32.5 million was 29% higher than the same quarter last year due to decreases in amortization of servicing rights, servicing and origination expense, and interest expense.

Loans and Residuals
Loans and Residuals incurred a loss from continuing operations before taxes of $0.1 million as compared to a loss of $4.1 million in the first quarter of 2009. The change reflects a smaller portfolio and a slower decline in loans and real estate valuations.

Asset Management Vehicles
Income from continuing operations before taxes for Asset Management Vehicles was $0.2 million as compared to a loss of $0.5 million in the first quarter of 2009. This improvement primarily reflects higher gains on loan resolutions.

Corporate
In the first quarter of 2010, losses from continuing operations before taxes declined by 66% primarily due to the continuing success in cost control initiatives as compared to the first quarter of 2009.

Total consolidated assets increased by 3% to $1,815.5 million for the quarter as the $209.1 million increase in cash and $71.3 million consolidation of loans, net – restricted for securitization investors more than offset the reductions in auction rate securities, advances, match funded advances and receivables. Total liabilities increased by 2% to $924.6 million primarily due to new borrowings under the $200 million TALF note, the financing of $88.2 million par value of auction rate securities with $75 million non-recourse debt, and the $69 million consolidation of secured borrowings – owed to securitization investors, offset in part by the full repayment of the Investment line.

Ocwen Financial Corporation is a leading provider of residential and commercial loan servicing, special servicing and asset management services. Ocwen is headquartered in West Palm Beach, Florida with offices in California, the District of Columbia and Georgia and support operations in India and Uruguay. Utilizing proprietary technology and world-class training and processes, we provide solutions that make our clients’ loans worth more. Additional information is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the securitization market and our plans to securitize loans and expectations as to the impact of rising interest rates and cost-effective resources in India. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009. The forward-looking statements speak only as of the date they are made and should not be relied upon. Ocwen undertakes no obligation to update or revise the forward-looking statements.

Residential Servicing Statistics (Dollars in thousands)

	At or for the three months ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Total unpaid principal balance of loans and REO serviced	$49,677,999	$49,980,077	$40,293,698	$38,406,007	$40,789,135
Non-performing loans and REO serviced as a% of total UPB (1)	25.3%	25.6%	26.9%	27.4%	25.1%
Prepayment speed (average CPR)	12%	19%	20%	22%	21%

(2)
Loans for which borrowers are making scheduled payments under modification, forbearance or bankruptcy plans are considered performing loans. Non-performing loans exclude those serviced under special servicing agreements where we have no obligation to advance.

Segment Results (Dollars in thousands) (UNAUDITED)

For the three months ended March 31,	2010	2009

Ocwen Asset Management
Servicing
Revenue	$75,453	$74,694
Operating expenses	30,787	34,218
Income from operations	44,666	40,476
Other expense, net	(12,161)	(15,280)
Income from continuing operations before taxes	32,505	25,196
Loans and Residuals
Revenue	—	—
Operating expenses	1,191	561
Loss from operations	(1,191)	(561)
Other income (expense), net	1,066	(3,577)
Loss from continuing operations before taxes	(125)	(4,138)
Asset Management
Revenue	188	537
Operating expenses	467	762
Loss from operations	(279)	(225)
Other income (expense), net	523	(302)
Income (loss) from continuing operations before taxes	244	(527)
Income from continuing operations before income taxes	32,624	20,531

Ocwen Solutions
Mortgage Services
Revenue	—	18,017
Operating expenses	—	12,892
Income from operations	—	5,125
Other income, net	—	23
Income from continuing operations before taxes	—	5,148
Financial Services
Revenue	—	17,318
Operating expenses	—	18,151
Loss from operations	—	(833)
Other expense, net	—	(468)
Loss from continuing operations before taxes	—	(1,301)
Technology Products
Revenue	—	10,573
Operating expenses	—	8,173
Income from operations	—	2,400
Other expense, net	—	(76)
Income from continuing operations before taxes	—	2,324
Income from continuing operations before income taxes	—	6,171

Corporate Items and Other
Revenue	348	253
Operating expenses	2,923	3,982
Loss from operations	(2,575)	(3,729)
Other income, net	1,396	291
Loss from continuing operations before taxes	(1,179)	(3,438)

Corporate Eliminations
Revenue	(403)	(6,802)
Operating expenses	(191)	(6,473)
Loss from operations	(212)	(329)
Other income, net	212	329
Income from continuing operations before taxes	—	—
Consolidated income from continuing operations before income taxes	$31,445	$23,264

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

For the three months ended March 31,	2010	2009

Revenue
Servicing and subservicing fees	$66,480	$78,810
Process management fees	7,906	33,692
Other revenues	1,200	2,088
Total revenue	75,586	114,590

Operating expenses
Compensation and benefits	12,777	28,545
Amortization of mortgage servicing rights	6,375	10,041
Servicing and origination	591	12,638
Technology and communications	5,664	4,808
Professional services	3,255	7,186
Occupancy and equipment	4,446	6,046
Other operating expenses	2,069	3,002
Total operating expenses	35,177	72,266

Income from operations	40,409	42,324

Other income (expense)
Interest income	3,645	2,165
Interest expense	(12,471)	(16,663)
Gain (loss) on trading securities	765	(380)
Loss on loans held for resale, net	(1,038)	(4,554)
Equity in earnings of unconsolidated entities	735	27
Other, net	(600)	345
Other expense, net	(8,964)	(19,060)

Income from continuing operations before income taxes	31,445	23,264
Income tax expense	10,574	8,037
Income from continuing operations	20,871	15,227
Loss from discontinued operations, net of income taxes	—	(188)
Net income	20,871	15,039
Net loss (income) attributable to non-controlling interests	(11)	70
Net income attributable to Ocwen Financial Corporation (OCN)	$20,860	$15,109

Basic earnings per share
Income from continuing operations	$0.21	$0.24
Loss from discontinued operations	—	—
Net income attributable to OCN	$0.21	$0.24

Diluted earnings per share
Income from continuing operations	$0.20	$0.24
Loss from discontinued operations	—	—
Net income attributable to OCN	$0.20	$0.24

Weighted average common shares outstanding
Basic	99,975,881	62,750,010
Diluted	107,324,415	67,871,466

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(UNAUDITED)

	March 31, 2010	December 31, 2009

Assets
Cash	$300,013	$90,919
Restricted cash – for securitization investors	1,378
Trading securities, at fair value
Auction rate	125,036	247,464
Subordinates and residuals	59	3,692
Loans held for resale, at lower of cost or fair value	32,934	33,197
Advances	137,675	145,914
Match funded advances	757,111	822,615
Loans, net – restricted for securitization investors	71,336	—
Mortgage servicing rights	111,721	117,802
Receivables, net	53,562	67,095
Deferred tax assets, net	115,142	132,683
Premises and equipment, net	3,385	3,325
Investments in unconsolidated entities	14,329	15,008
Other assets	91,778	89,636
Total assets	$1,815,459	$1,769,350

Liabilities and Equity
Liabilities
Match funded liabilities	$556,485	$465,691
Secured borrowings – owed to securitization investors	68,996	—
Lines of credit and other secured borrowings	118,509	55,810
Investment line	—	156,968
Servicer liabilities	21,251	38,672
Debt securities	82,634	95,564
Other liabilities	76,737	90,782
Total liabilities	924,612	903,487

Equity
Ocwen Financial Corporation stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 100,164,608 and 99,956,833 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	1,002	1,000
Additional paid-in capital	461,449	459,542
Retained earnings	428,332	405,198
Accumulated other comprehensive loss, net of income taxes	(180)	(129)
Total Ocwen Financial Corporation stockholders’ equity	890,603	865,611
Non-controlling interest in subsidiaries	244	252
Total equity	890,847	865,863
Total liabilities and equity	$1,815,459	$1,769,350